EXHIBIT 2.1

                                                            EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                            nSTOR TECHNOLOGIES, INC.

                           PACIFIC USA HOLDINGS CORP.

                         PACIFIC TECHNOLOGY GROUP, INC.

                                       AND

                          STONEHOUSE TECHNOLOGIES, INC.

                                  June 7, 2002


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                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is entered into as of June 7, 2002 by and among nSTOR TECHNOLOGIES, INC., a Delaware company ("Buyer"), STONEHOUSE TECHNOLOGIES, INC., a Texas corporation (the "Company"), PACIFIC TECHNOLOGY GROUP, INC., a Nevada corporation and the sole shareholder of the Company (the "Shareholder") and PACIFIC USA HOLDINGS CORP., a Texas corporation and sole shareholder of the Shareholder ("Parent"). Buyer, the Company, the Shareholder and Parent are referred to collectively herein as the "Parties."

        The Shareholder owns all of the outstanding capital stock of the Company.

        This Agreement contemplates the sale to Buyer by the Shareholder of all of the issued and outstanding capital stock of the Company. Shareholder will receive capital stock of Buyer in exchange for all shares of capital stock of the Company held by the Shareholder.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.      Definitions.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, and any other cost of enforcing a Party's rights under this Agreement.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

        "Agreement" means this Stock Purchase Agreement together with all exhibits and schedules referred to herein as may be amended, supplemented or modified from time to time.

        "AMEX" has the meaning set forth in Section 7(m) below.

        "Applicable Rate" means the corporate base rate of interest publicly announced from time to time by the Wall Street Journal.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

        "Business" has the meaning set forth in Section 7(j)(ii) below.


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        "Buyer" has the meaning set forth in the preface above.

        "Buyer Common Stock" means the shares of the common stock, par value $.05 per share, of Buyer.

        "Buyer Financial Statements" has the meaning set forth in Section 3(b)(vii) below.

        "Buyer Most Recent Balance Sheet" means the balance sheet contained within the Buyer Most Recent Financial Statements.

        "Buyer Most  Recent  Financial  Statement"  has the meaning set forth in
Section 3(b)(vii) below.

        "Buyer  Most  Recent  Fiscal  Period  End" has the  meaning set forth in
Section 3(b)(vii) below.

        "Buyer Most Recent Fiscal Year End" has the meaning set forth in Section 3(b)(vii) below.

        "Buyer Preferred Stock" means the shares of the Series L Convertible Preferred Stock, par value $.01 per share, of Buyer.

        "Buyer Related Party and Buyer Related Parties" have the meanings set forth in Section 3(b)(xviii) below.

        "Buyer Securities" has the meaning set forth in Section 3(a)(iii) below.

        "Certificate of Designation" means the Certificate of Designation for the Buyer Preferred Stock, the form of which is attached hereto as Exhibit A.

        "Closing" has the meaning set forth in Section 2(d) below.

        "Closing Consideration" has the meaning set forth in Section 2(b) below.

        "Closing Date" has the meaning set forth in Section 2(d) below.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Shares" has the meaning set forth in Section 2(b) below.

        "Company" has the meaning set forth in the preface above.

        "Company Common Stock" means the common stock of the Company, par value $.01 per share.

        "Company Financial Statements" has the meaning set forth in Section 4(g) below.


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        "Company Most Recent  Balance  Sheet" means the balance sheet  contained within the Company Most Recent Financial Statements.

        "Company Most Recent Financial  Statements" has the meaning set forth in
Section 4(g) below.

        "Company  Most  Recent  Fiscal  Period End" has the meaning set forth in
Section 4(g) below.

        "Company  Most  Recent  Fiscal  Year End" has the  meaning  set forth in
Section 4(g) below.

        "Company Related Party" and "Company Related Parties" have the meanings set forth in Section 4(bb) below.

        "Company Stock" means the Company Common Stock.

        "Consideration" has the meaning set forth in Section 2(b) below.

        "Controlled  Group of  Corporations"  has the  meaning set forth in Code
Section 1563.

        "Conversion Shares" has the meaning set forth in Section 2(b) below.

        "Credit Lead Exchange" means a product that provides financial entities (primarily those engaged in automobile financing) with the ability to add a product offering (such as a credit card) to their loan applications and thereby potentially generate additional revenues from their ordinary loan application processes.

        "Disclosure Schedule" has the meaning set forth in Section 3(a) below.

        "Earn Out Consideration" has the meaning set forth in Section 2(b) below.

        "Earn Out Shares" has the meaning set forth in Section 2(c)(i) below.

        "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or (e) bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change of control or other material fringe benefit plan or program.

        "Employee  Pension  Benefit  Plan"  has the  meaning  set forth in ERISA
Section 3(2).

        "Employee  Welfare  Benefit  Plan"  has the  meaning  set forth in ERISA
Section 3(1).


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        "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances
or  wastes,   chemical   substances   or   mixtures,   pesticides,   pollutants,
contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA   Affiliate"  means  any  trade  or  business   (whether  or  not
incorporated) which is under common control with the Company within the meaning of Section 4001 of ERISA.

        "Excess Revenues" has the meaning set forth in Section 2(c)(i) below.

        "Fiduciary" has the meaning set forth in ERISA Section 3(21).

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Gates Employment Agreement" has the meaning set forth in Section 5(i) below.

        "Governmental Authorizations" has the meaning set forth in Section 4(t) below.

        "Income Tax" means all income, alternative minimum and franchise tax, levies or other assessment on, or measured by, income imposed by the United States, any state, county, or local government, or a foreign country (or political subdivision in a foreign country) and such term shall include any interest, penalties or additions attributable to such tax.

        "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Indemnified Buyers" has the meaning set forth in Section 8(b)(i) below.

        "Indemnified Party" has the meaning set forth in Section 8(d)(i) below.

        "Indemnifying Party" has the meaning set forth in Section 8(d)(i) below.

        "Indemnified Shareholders" has the meaning set forth in Section 8(c) below.


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        "Intellectual  Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium), (i) all service marks, domain names, logos or graphics and (j) derivative works made or developed in connection with the foregoing.

        "Knowledge" means that which is known by a Person and that of which a Person should have constructive knowledge based upon information readily available to that Person in the performance of such Person's duties. In the case of Buyer, Parent, the Shareholder or the Company, "Knowledge" is limited to the "Knowledge" of their or their Subsidiary's respective directors and executive officers.

        "Landlord" has the meaning set forth in Section 6(a) below.

        "Leases" has the meaning set forth in Section 4(l) below.

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Marketing Agreement" has the meaning set forth in Section 5(f) below.

        "Material Adverse Effect" means any material adverse effect on the assets, liabilities, or business condition (financial or otherwise).

        "Monies Lease" has the meaning set forth in Section 7(p)(vi) below.

        "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

        "Net Revenue Statement" has the meaning set forth in Section 2(c)(i) below.

        "Net Revenues" means income before Income Taxes calculated in accordance with GAAP (which reflects a deduction for any commissions paid or payable to Parent or its Affiliates in connection with the sale or license of products attributable to the Contributed Assets).

        "New Product" has the meaning set forth in Section 7(n) below.

        "Noncompete Affiliate" has the meaning set forth in Section 7(j)(ii) below.


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        "Noncompete  Period"  has the  meaning  set forth in  Section  7(j)(iii)
below.

        "Nonsolicitation Period" has the meaning set forth in Section 7(j)(ii) below.

        "Option Shares" has the meaning set forth in Section 7(i) below.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Party" has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, commission, instrumentality or political subdivision thereof).

        "Post-Closing Period" means a Tax period beginning and ending after the Closing Date.

        "Pre-Closing Period" means a Tax period beginning and ending on or before the Closing Date.

        "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

        "Purchased Stock" has the meaning set forth in Section 2(a) below.

        "Registration Rights Agreement" has the meaning set forth in Section 5(j) below.

        "Reportable Event" has the meaning set forth in ERISA Section 4043.

        "Retained Liabilities" has the meaning set forth in Section 8(b)(iv) below.

        "RightLeads" means an internet-based lead generation product which provides loan brokers, financial institutions and other financial professionals with web sites where they can post orders, purchase and receive, or download "leads" for mortgage, personal or auto loans or credit cards.

        "SEC" means the United States Securities and Exchange Commission.

        "SEC Documents" means Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Buyer's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 and all Current Reports on Form 8-K filed by Buyer since December 31, 2001, all as filed with the SEC.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.


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        "Security  Interest"  means any  mortgage,  pledge,  lien,  encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens that could not reasonably be expected to have a Material Adverse Effect, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and as disclosed on the Disclosure Schedule, (c) purchase money liens and liens securing rental payments under capital lease arrangements disclosed in the Company Most Recent Financial Statements or the Buyer Most Recent Financial Statements, as the case may be, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, so long as such liens could not reasonably be expected to have a Material Adverse Effect.

        "Shareholder" has the meaning set forth in the preface above.

        "Stockholders' Agreement" has the meaning set forth in Section 5(h) below.

        "Stonehouse Products" means the products and services sold and/or licensed by the Company and any products which are attributable to the Contributed Assets, including RightLeads and Credit Lead Exchange.

        "Stonehouse Subsidiary" has the meaning set forth in Section 4(f) below.

        "Straddle Period" means a Tax period beginning before the Closing Date and ending after the Closing Date.

        "Sublease Agreement" has the meaning set forth in Section 5(g) below.

        "Sublicense Agreement" has the meaning set forth in Section 7(p)(vi) below.

        "Subsidiary" means with respect to any Person, any corporation, partnership, limited liability company, entity or other organization, whether incorporated or unincorporated, of which (i) such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing equivalent functions; or (ii) such Person is a general partner, manager or managing member whether or not existing on the date hereof.

        "SWDA" has the meaning set forth in Section 4(aa)(v) below.

        "Tax" means for purposes of this Agreement all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, net worth, franchise, environmental, payroll, withholding, social security or other taxes, customs, duties, levies and/or fines, including any interest, penalties or additions attributable thereto.

        "Tax Return" means any return, report, information return or other document, including any schedule or attachment thereto, and including any amendment thereof, relating to Taxes.

        "Threshold Amount" has the meaning set forth in Section 2(c)(i) below.


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        "Third Party Claim" has the meaning set forth in Section 8(d) below.

        "Valuation Period" means (i) if the Closing occurs on or before May 31, 2002, the four (4) consecutive calendar quarters beginning on July 1, 2002 or
(ii) if the Closing occurs after May 31, 2002, the four (4) consecutive calendar quarters beginning on October 1, 2002.

2.      Purchase and Sale Transaction.

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, at the Closing Buyer agrees to purchase from the Shareholder, and the Shareholder agrees to sell to Buyer, all of the issued and outstanding shares of Company Stock held by the Shareholder (the "Purchased Stock"), free and clear of any and all Security Interests, for the Consideration specified in Section 2(b) below.

(b) Consideration. The aggregate consideration to be paid by Buyer for the Purchased Stock shall be the sum of the following: (i) (A) 22,500,000 shares of Buyer Common Stock (the "Common Shares") and (B) 1000 shares of Buyer Preferred Stock, which Buyer shall issue and deliver to the Shareholder at Closing (the "Closing Consideration"), and (ii) the Earn-Out Shares, if any, which shall be issued and delivered to the Shareholder as set forth in Section 2(c) below (the "Earn Out Consideration" and together with the Closing Consideration, the "Consideration"). Each share of Buyer Preferred Stock constituting the Closing Consideration shall be initially convertible into 4,527.027 shares of Buyer Common Stock, subject to anti-dilution adjustments (the "Conversion Shares") on the terms and subject to the conditions set forth in the Certificate of Designation.

(c)     Earn-Out Consideration.

(i) Within thirty (30) days after the expiration of the Valuation Period, Buyer shall prepare and deliver to the Shareholder a statement (the "Net Revenue Statement") setting forth Buyer's calculation of the Company's Net Revenues from the sale and/or license of Stonehouse Products for the Valuation Period. In the event that the Net Revenues from the sale and/or license of Stonehouse Products for the Valuation Period reflected on the Net Revenue Statement exceeds $1,000,000 (the "Threshold Amount"), such excess being referred to herein as the "Excess Revenues", Buyer shall issue to the Shareholder, for no additional consideration, that number of additional shares of Buyer Common Stock (the "Additional Common Stock") as shall equal the product of (i) 27.027, subject to anti-dilution adjustments and (ii) the Excess Revenues, rounded up to the nearest whole share, up to a maximum of 8,687,258 shares of Buyer Common Stock (the "Maximum Additional Shares"), within forty five (45) days of the expiration of the Valuation Period. If Buyer's stockholders have not approved the issuance of the Additional Common Stock to the Shareholder pursuant to this Section 2(c)(i) on or before the date Buyer is obligated to issue such Additional Common Stock, Buyer shall, in lieu of issuing the Additional Common Stock, issue to the Shareholder, within forty five (45) days of the expiration of the Valuation Period, 1,000 shares of preferred stock, par value $.01 per share (the "Additional Preferred Stock") of Buyer, having the same rights, preferences and privileges as the Buyer Preferred Stock, which Additional Preferred Stock shall be convertible into that number of shares of Buyer Common Stock as shall equal the product of (i) 27.027, subject to anti-dilution adjustments, times (ii) the Excess Revenues, rounded up to the nearest whole share, up to the Maximum Additional Shares. The Additional Common Stock or the Additional Preferred Stock, as the case may be, issued by Buyer to the Shareholder pursuant to this
Section 2(c)(i) shall be referred to herein as the "Earn Out Shares."


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(ii) In the event that the  Shareholder  objects to Buyer's  calculation  of Net
Revenues as reflected in the Net Revenue Statement, then it shall deliver to Buyer, within fifteen (15) days of receipt of the Net Revenue Statement, a statement describing such objection. In the event that such statement of objection is not received within such period, then the Shareholder shall be deemed to have irrevocably agreed that the Net Revenues reflected in the Net Revenue Statement is accurate. Buyer and the Shareholder will use reasonable efforts to resolve any such dispute themselves. In the event they are unable to resolve such dispute within thirty (30) days after Buyer's receipt of the Shareholder's statement of objection, Buyer and the Shareholder will select an accounting firm mutually acceptable to them to resolve such dispute; and if they are unable to agree on such a firm within 10 days after the end of such 30-day period, they will select a recognized accounting firm by lot (after excluding their regular outside independent accounting firms). The selection of such firm and the determination of such firm shall be conclusive and binding. In the event that the accounting firm determines the actual Net Revenues for the sale and/or license of Stonehouse Products for the Valuation Period to be more than 10% above the amount of Net Revenues reflected in the Net Revenue Statement and such Net Revenues exceed the Threshold Amount, then the costs and expenses of such accounting firm shall be borne by Buyer, otherwise such costs and expenses shall be borne by the Shareholder. During the existence of any dispute concerning the calculation of Net Revenues, the obligation to deliver the disputed Earn Out Shares shall be suspended.

(iii) Any Earn-Out Shares shall be immediately issuable and deliverable to the Shareholder.

(iv) In the event that prior to thirty (30) days after the expiration of the Valuation Period, the Company or Buyer is acquired by, or merged with, a Person that is not an Affiliate of Buyer or any of its Affiliates, Buyer shall, immediately prior to the closing of the acquisition or merger transaction, issue to Parent the Maximum Additional Shares or, if Buyer's stockholders have not approved the issuance of the Additional Common Stock, Buyer shall, in lieu of issuing the Maximum Additional Shares, issue to Parent the Additional Preferred Stock which Additional Preferred Stock shall be convertible into the Maximum Additional Shares.

(d) The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Akerman, Senterfitt & Eidson, P.A. in Fort Lauderdale, Florida, commencing at 9:00 a.m. local time on June __, 2002 or such other date, time and place as Buyer and the Shareholder may mutually determine following the satisfaction or waiver of all conditions to the obligations as the Parties set forth herein (the "Closing Date").

(e) Deliveries at Closing. At the Closing, (i) the Shareholder and Parent shall deliver to Buyer the various certificates, instruments, and documents referred to in Section 6 below, (ii) Buyer shall deliver to the Shareholder and Parent the various certificates, instruments, and documents referred to in Section 5 below, (iii) the Shareholder shall deliver to Buyer stock certificates representing all of its shares of Company Stock, endorsed in blank or accompanied by duly executed assignment documents all in forms satisfactory to Buyer and with all required stock transfer stamps affixed, and (iv) Buyer shall deliver to Parent the Closing Consideration specified in Section 2(b) above, subject to Section 5(e)(i) below.


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3.      Representations and Warranties Concerning the Transaction.

(a) Representations and Warranties of Parent, the Shareholder and the Company. Parent, the Shareholder and the Company jointly and severally, represent and warrant to Buyer that the statements contained in this Section 3(a) are correct and complete as of the Closing Date, except as set forth on Section 3(a) of the Disclosure Schedule (the "Disclosure Schedule") and except for representations and warranties that are made as of a specific date or time. The Disclosure Schedule shall be effective to modify only those representations and warranties to which the Disclosure Schedule makes explicit reference and no disclosure made in any particular numbered Disclosure Schedule shall be deemed made in any other numbered Disclosure Schedule unless expressly made therein (by cross-reference or restatement).

(i) Organization; Authorization of Transaction. Each of the Shareholder and Parent are corporations, duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation. Each of the
Shareholder and Parent has full power and authority (including full organizational power and authority) to execute and deliver this Agreement and each of the other agreements to be executed and delivered by it at the Closing and to perform its obligations hereunder and thereunder. This Agreement and each such other agreement constitutes the valid and legally binding obligation of the Shareholder and Parent, enforceable against each of them in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. Neither the Shareholder nor Parent need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order to consummate the transactions contemplated by this Agreement, other than those which are disclosed to Buyer and will be delivered at or prior the Closing.

(ii) Noncontravention. The consummation of the transactions contemplated hereby, will not (A) violate any constitution, statute, regulation, rule, Governmental Authorization, injunction, judgment, order, decree, ruling, charge, or other restriction of any instrumentality, commission, government, governmental agency, or court to which either the Shareholder or Parent is subject or any provision of the charter or bylaws of either of the Shareholder or Parent, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder or Parent is a party or by which either of them is bound or to which any of their assets is subject.

(iii) Investment. The Shareholder (A) understands that the Buyer Common Stock, Buyer Preferred Stock, Conversion Shares and Earn-Out Shares, if any, to be issued to the Shareholder pursuant to the terms of this Agreement (collectively, the "Buyer Securities") have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(B) is acquiring the Buyer Securities solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Securities, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Securities. The Shareholder acknowledges that it has had the opportunity to discuss the transactions contemplated hereby with Buyer and has had the opportunity to obtain such information pertaining to Buyer, its future prospects and the Buyer Securities as has been requested, including but not limited to the SEC Documents.

(iv) Company Stock. The Shareholder holds of record and owns beneficially all of the shares of Company Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, liens, or other encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, shareholders agreement, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(v) Disclosure. Neither this Agreement nor any of the Disclosure Schedules, exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to Buyer by the Shareholder, Parent or the Company with respect to either the transactions contemplated hereby, the Shareholder, Parent or the Company contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which the Shareholder, Parent or the Company has not disclosed to Buyer herein and of which the Shareholder, Parent or the Company is aware which could be anticipated to have a Material Adverse Effect on the Company.

(b) Representations and Warranties of Buyer. Buyer represents and warrants to the Shareholder and Parent that the statements contained in this Section 3(b) will be correct and complete as of the Closing Date, except as set forth on
Section 3(b) of the Disclosure Schedule and except for representations and warranties that are made as of a specific date or time.

(i) Organization; Authorization of Transaction. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has full power and authority (including full organizational power and authority) to execute and deliver this Agreement and each of the other agreements to be executed and delivered by it at the Closing and to perform its obligations hereunder and thereunder. This Agreement and each such other agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order to consummate the transactions contemplated by this Agreement, other than those which are disclosed to Shareholder and will be delivered at or prior the Closing.

(ii) Noncontravention. The consummation of the transactions contemplated hereby, will not (A) violate any constitution, statute, regulation, rule, Governmental Authorization, injunction, judgment, order, decree, ruling, charge, or other restriction of any instrumentality, commission, government, governmental agency, or court to which Buyer is subject or any provision of the charter or bylaws of Buyer, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

(iii) Brokers' Fees. Buyer has, or prior to the Closing will have, reached an agreement for the payment of any fees or commissions due from Buyer to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. Buyer agrees that it will pay any amounts that may become due from Buyer to any such broker, finder or agent in the future, including as a result of any indemnification obligations.

(iv)  Capitalization of Buyer. The authorized capital stock of Buyer consists of
(i) 200,000,000 shares of Buyer Common Stock of which 115,049,920 shares are issued and outstanding and 4,982,215 shares are issuable upon the exercise of options and warrants outstanding as of May 31, 2002, and (ii) 1,000,000 shares of Buyer Preferred Stock, none of which are issued and outstanding. All of the outstanding shares of the Buyer Common Stock and Buyer Preferred Stock have been duly and validly authorized and are fully-paid and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock. There are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any of its capital stock or any securities convertible into or exchangeable for such capital stock or any options, warrants or rights to purchase such capital stock or securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer, dividend or other rights (such as registration rights under the Securities Act) of Buyer Common Stock or Buyer Preferred Stock.

(v) Title to Assets. Buyer has good, valid and marketable title to, or a valid leasehold interest, or license or sublicense to, in all of the properties and assets owned by it or used in its business, including, without limitation, each item of equipment and other personal property, tangible, intangible, or otherwise included as an asset in the Buyer Most Recent Balance Sheet (other than inventory disposed of in the Ordinary Course of Business since the date of the Buyer Most Recent Balance Sheet to Persons other than Affiliates of Buyer) and to each item of personal property acquired since the Buyer Most Recent Balance Sheet, free and clear of all Security Interests (other than the Security Interests disclosed on the face of the Buyer Most Recent Balance Sheet). The consummation of the transactions contemplated by this Agreement will not affect Buyer's good and marketable title to, or valid leasehold interest in, or license or sublicense to, the properties and assets described in the preceding sentence. All tangible personal property owned by Buyer or used by Buyer in the operation of its business is in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for the business conducted by Buyer. Except for the licenses to use certain Intellectual Property specifically identified on Section 3(b)(xiii) of the Disclosure Schedule and the leased real property identified on this Section 3(b)(v) of the Disclosure Schedule, there are no properties or assets, tangible or intangible, owned by any Person other than Buyer which are used in connection with the business of Buyer or necessary for the operation of Buyer's business.

(vi)    Subsidiaries; Ownership Interests.

(A) Buyer owns, directly or indirectly, each of the outstanding shares of capital stock of (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to) each of Buyer's Subsidiaries indicated in Section 3(b)(vi) of the Disclosure Schedule as being owned by Buyer. Each of the outstanding shares of capital stock owned by Buyer of each of Buyer's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Buyer free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and State Securities laws), Taxes, Security Interests, liens or other encumbrances.

(B) Except for the interests in Buyer's Subsidiaries, neither Buyer nor any of its Subsidiaries owns any direct or indirect interest in any corporation, joint venture, limited liability company, partnership, association or other entity. Since December 31, 2001, Buyer has not (i) disposed of the capital stock or all or substantially all of the assets of any ongoing business, or (ii) purchased the business and/or all or substantially all of the assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

(vii) Buyer Financial Statements. Attached hereto as Annex I are the following financial statements of Buyer (collectively, the "Buyer Financial Statements"):
(A) an audited consolidated balance sheet and statement of income as of and for the fiscal year ended December 31, 2001 (the "Buyer Most Recent Fiscal Year End") for Buyer and its Subsidiaries (B) an audited consolidated balance sheet and statement of income as of and for the fiscal year ended December 31, 2000 for Buyer and its Subsidiaries; (C) an unaudited consolidated balance sheet and statement of income (the "Buyer Most Recent Financial Statements") as of and for the period from January 1, 2002 through March 31, 2002 (the "Buyer Most Recent Fiscal Period End"). The Buyer Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Buyer and its Subsidiaries as of such dates and the results of operations of Buyer and its Subsidiaries for such periods.

(viii) Events Subsequent to Buyer Most Recent Fiscal Period End. Since the Buyer Most Recent Fiscal Period End, there has not occurred any Material Adverse Effect on Buyer, and Buyer has operated in the Ordinary Course of Business.

(ix) Undisclosed Liabilities. Buyer does not have any material Liability, except for (i) Liabilities set forth on the face of the Buyer Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Buyer Most Recent Fiscal Period End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by, any breach of contract, breach of warranty, tort, infringement, or violation of any Governmental Authorization or any other law and none of which could reasonably be expected to have a Material Adverse Effect on Buyer).

(x) Legal Compliance. Buyer has complied, in all material respects, with all Governmental Authorizations, and all other applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

(xi)    Tax Matters.

(A) Buyer has filed or will cause to be filed, within the time and within the manner prescribed by law, all federal, state and local and foreign Tax Returns which are required to be filed by or with respect to Buyer, and such Tax Returns reflect or will reflect accurately in all respects the Tax Liabilities of Buyer.

(B) Buyer has within the time prescribed by law paid all federal, state and local and foreign Taxes that are due and payable by Buyer.

(xii)   Real Property.  Buyer does not own any real property.

(xiii)  Intellectual Property.

(A) Section 3(b)(xiii) of the Disclosure Schedule lists the Intellectual Property owned or used by Buyer. Buyer owns (or has the right to use pursuant to license, sublicense, agreement, or permission in writing and set forth on
Section 3(b)(xiii) of the Disclosure Schedule) all Intellectual Property necessary for the operation of the businesses of Buyer as presently conducted. Each item of Intellectual Property owned or used by Buyer immediately prior to the Closing will be owned or used by Buyer with the same rights and in the same manner upon completion of the transactions contemplated hereunder without further action by the Parties and without alteration or impairment. Buyer has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

(B) Buyer has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Buyer or any of its directors, officers, employees, agents or independent contractors has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Buyer must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Buyer, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Buyer.

(xiv) Insurance. Buyer has been fully covered at all times during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

(xv) Litigation. There are no legal proceedings or investigations pending or, to Buyer's Knowledge threatened against Buyer or any of its Subsidiaries which question the validity of this Agreement, or if adversely determined would prevent Buyer from performing its obligations hereunder or from operating in the Ordinary Course of Business during the Valuation Period.

(xvi) Guaranties. Buyer is not a guarantor of, or otherwise liable for, any Liability or obligation (including indebtedness) of any other Person.

(xvii) Environmental, Health, and Safety Matters. Buyer and its predecessors and Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

(xviii) Distributors. There are no exclusive or non-exclusive distributors or resellers of the Buyer's products in any territory or jurisdiction, or any entity which has any royalty, commission or fee rights based upon sales of Buyer's products, or which otherwise has any first right of refusal or similar right to distribute Buyer's products in any territory or jurisdiction.

(xix) Certain Business Relationships with Buyer. Neither Buyer nor any of its Affiliates or any officer or director of Buyer (individually, a "Buyer Related Party", and collectively, the "Buyer Related Parties") (i) owns, directly or indirectly, any interest in any Person which is a competitor, supplier or customer of Buyer; (ii) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intellectual Property) which is utilized by or in connection with the business of Buyer; (iii) is a customer or supplier of Buyer; or (iv) is a party to any contract, agreement, lease, arrangement or written understanding pertaining or relating to Buyer, except for employment, consulting or other personal service agreements which are listed on
Section 3(b)(xix) of the Disclosure Schedule and except as otherwise contemplated hereby. Buyer is not indebted to any officer, director or employee of Buyer for any Liability or obligation. No officer, director or employee of Buyer is indebted to Buyer for any Liability or obligation.

(xx) Absence of Certain Business Practices. No Buyer Related Party, acting alone or together with any other Buyer Related Party, has: (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances, or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign) or other Person; or (ii) directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other Person who was, is or may be in a position to help or hinder the business of Buyer (or assist Buyer in connection with any actual or proposed transaction) which (A) would subject Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a Material Adverse Effect on Buyer, or (C) if not continued in the future, would have a Material Adverse Effect on Buyer.

(xxi) Bulk Sales. The transactions contemplated under this Agreement are not subject to any bulk sales, transfer or similar law of any jurisdiction.

(xxii) Disclosure. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for the Shareholder by Buyer with respect to the transactions contemplated hereby or Buyer contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which Buyer has not disclosed to the Shareholder herein and of which Buyer or any of its officers or directors or managers is aware which could be anticipated to have a Material Adverse Effect on Buyer.

(xxiii) SEC Documents. Buyer has delivered or made available to the Shareholder true and complete copies of the SEC Documents. Buyer has not provided to the Shareholder any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Buyer but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xxiv) Investment. Buyer (A) understands that the Purchased Stock has not been registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Purchased Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Purchased Stock, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the Purchased Stock. Buyer acknowledges that it has had the opportunity to discuss the transactions contemplated hereby with the Shareholder and has had the opportunity to obtain such information pertaining to the Company and its future prospects as have been requested.

(xxv) Issuance of Buyer Securities. When issued, the Buyer Common Stock, Buyer Preferred Stock, Conversion Shares and Earn-Out Shares, if any, to be issued to the Shareholder hereunder will be duly authorized, fully paid and nonassessable, and not subject to preemptive rights.

4. Representations and Warranties Concerning the Company. Parent, the Shareholder and the Company jointly and severally represent and warrant to Buyer that the statements contained in this Section 4 are correct and complete as of the Closing Date, except as set forth on Section 4 of the Disclosure Schedule and except for representations and warranties that are made as of a specific date or time. All references in this Section 4 to the Company shall be deemed to refer to the Company and each of its Subsidiaries.

(a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full power and authority (including full organizational power and authority) to execute and deliver this Agreement and each of the other agreements to be executed and delivered by it at the Closing and to perform its obligations hereunder and thereunder. This Agreement and each such other agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except where the failure to have such licenses, permits or authorizations would have a Material Adverse Effect. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. Correct and complete copies of the charter and bylaws of the Company (as amended to date) are included as part of Section 4(a) of the Disclosure Schedule. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete and a true and correct copy thereof has been provided to Buyer. The Company is not in default under or in violation of any provision of its charter or bylaws.

(b) Capitalization. The entire authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock, of which 16,000,000 shares are issued and outstanding and 625 shares of Company Common Stock are held in treasury. All of the issued and outstanding shares of the Company Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and owned beneficially by the Shareholder. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its capital stock or any securities convertible into or exchangeable for such capital stock or any options, warrants or rights to purchase such capital stock or securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer, dividend or other rights (such as registration rights under the Securities Act) of the Company Stock.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Governmental Authorization, or other constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person, government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than those which will be delivered at or prior the Closing and which are as set forth on
Section 4(c) of the Disclosure Schedule.

(d)     Brokers'  Fees.  None of Parent,  the  Shareholder  and the Company  has
retained  any  broker, finder, or  agent  with  respect  to  the    transactions
contemplated by this Agreement.

(e) Title to Assets. The Company has good, valid and marketable title to, or a valid leasehold interest in, or license or sublicense to, all of the properties and assets owned by it or used in its business, including, without limitation, each item of equipment and other personal property, tangible, intangible, or otherwise included as an asset in the Company Most Recent Balance Sheet (other than inventory disposed of in the Ordinary Course of Business since the date of the Company Most Recent Balance Sheet to Persons other than Parent, Shareholder or Affiliates of the Company, Parent or the Shareholder) and to each item of personal property acquired since the Company Most Recent Balance Sheet, free and clear of all Security Interests (other than the Security Interests disclosed on the face of the Company Most Recent Balance Sheet). The consummation of the transactions contemplated by this Agreement will not affect the Company's good and marketable title to, or valid leasehold interest in, or license or sublicense to, the properties and assets described in the preceding sentence.
Section 4(e) of the Disclosure Schedule contains a detailed list as of April 30, 2002 of all machinery, equipment, vehicles, furniture and other personal property owned by the Company or used by the Company in the operation of its business (with a notation as to whether such property is owned or leased), having an original cost of $10,000 or more. All tangible personal property owned by the Company or used by the Company in the operation of its business is in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for the business conducted by the Company. Except for the licenses to use certain Intellectual Property specifically identified on Section 4(m)(iv) of the Disclosure Schedule and the leased property identified on this Section 4(e) of the Disclosure Schedule, there are no properties or assets, tangible or intangible, owned by any Person other than the Company which are used in connection with the business of the Company or necessary for the operation of the Company's business. The Company has, and following the consummation of the transactions contemplated hereby, will continue to have a valid leasehold interest in and/or right to use the assets identified in item 2 on Section 4(e) of the Disclosure Schedule and such interest and/or right to use such assets will continue uninterrupted, and such assets may be relocated, in the event the Company relocates with no adverse effect on the Company.

(f) Subsidiaries; Ownership Interests. The Company does not own any direct or indirect interest in any corporation, joint venture, limited liability company, partnership, association or other entity other than Stonehouse I Financial Solutions, Inc., a Texas corporation (the "Stonehouse Subsidiary") and Stonehouse Canada, Inc. Since December 31, 2001, the Company has not (i) disposed of the capital stock or all or substantially all of the assets of any ongoing business, or (ii) purchased the business and/or all or substantially all of the assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

(g) Financial Statements. Attached hereto as Annex II are the following financial statements of the Company (collectively the "Company Financial Statements"): (i) audited balance sheets and statements of income as of and for the fiscal year ended December 31, 2001 (the "Company Most Recent Fiscal Year End"); (ii) audited balance sheets and statements of income as of and for the fiscal years ended December 31, 2000 and December 31, 1999, and (iii) unaudited balance sheets and statements of income (the "Company Most Recent Financial Statements") as of and for the period from January 1, 2002 through April 30, 2002 (the "Company Most Recent Fiscal Period End"). The Company Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are true, correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are correct and complete).

(h) Events Subsequent to Company Most Recent Fiscal Period End. Since the Company Most Recent Fiscal Period End, there has not occurred any Material Adverse Effect on the Company, and the Company has operated in the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date:

(i) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration (as determined by the Company) in the Ordinary Course of Business;

(ii) The Company has not entered into any agreements, contracts, leases, or licenses (A) involving more than $10,000 in the aggregate, (B) having a term greater than 12 months or (C) outside the Ordinary Course of Business;

(iii) No party (including the Company) has accelerated, terminated, modified, or canceled any agreements, contracts, leases, or licenses involving more than $10,000 in the aggregate to which the Company is a party or by which it is bound, or threatened to do any of the foregoing;

(iv) The Company has not imposed or allowed to be imposed any Security Interest upon any of its assets, tangible or intangible which is not reflected in the Company Most Recent Financial Statements;

(v) The Company has not made any capital expenditures involving more than $10,000 in the aggregate or outside the Ordinary Course of Business;

(vi) The Company has not made any capital investment in, any loan to (including any loan to any Person identified in subsection (xvi) below), or any acquisition of the securities of, any other Person;

(vii) The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate;

(viii) The Company has not delayed or postponed the payment of accounts payable and/or other Liabilities outside the Ordinary Course of Business, or accelerated the receipt of any amount owed to it outside the Ordinary Course of Business;

(ix) The Company has not accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular dates or the dates when the same could have been collected in the Ordinary Course of Business;

(x) The Company has not canceled, compromised, waived, or released any right or claim either involving more than $10,000 in the aggregate or outside the Ordinary Course of Business;

(xi) The Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property or disclosed any proprietary or confidential information to any third party;

(xii) There has been no change made or authorized in the charter or bylaws of the Company;

(xiii) The Company has not issued, sold, or otherwise disposed of any of its capital stock or securities convertible into or exchangeable for such stock, or granted any options, warrants, or other rights to purchase or obtain any of such capital stock or securities;

(xiv) The Company has not declared, set aside, or paid any dividend, including any stock dividend, or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or other securities;

(xv) The Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property involving more than $10,000 in the aggregate;

(xvi) The Company has not entered into any transaction with, any of its directors, officers, or employees or any of their respective Affiliates or "Associates" (as defined in Rule 12b-2 under the Exchange Act);

(xvii) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xviii) The Company has not granted any increase in any compensation of any of its directors, officers, agents, representatives, independent contractors or employees;

(xix) The Company has not granted any bonuses or made any other payments of any kind (other than base compensation, commissions, sick pay, holiday pay, vacation pay, tuition reimbursement and the like in the Ordinary Course of Business) to any officer, director, agent, representative, independent contractor or employee of the Company, or to any Person related to any of the foregoing;

(xx) The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan, Employee Pension Benefit Plan or Employee Welfare Benefit Plan);

(xxi) The Company has not made any other change in employment terms for any of its directors, officers, agents, representatives, independent contractors or employees;

(xxii) The Company has not made or pledged to make any charitable or other capital contribution;

(xxiii) There has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company;

(xxiv) The Company has not (A) increased, or experienced any change in assumptions underlying or method of calculating, any bad debt, contingency, tax or other reserves, (B) changed its accounting practices, methods or assumptions (including changes in estimates or valuation methods) or (C) written down the value of any assets;

(xxv) The Company has not failed to comply with a contract, agreement or understanding (written or oral) to which the Company is a party or any Governmental Authorization or any other federal, state or local laws, rules and regulations to which the Company is subject; and

(xxvi) The Company has not committed to any of the foregoing, except pursuant to the transactions contemplated hereby.

(i) Undisclosed Liabilities. The Company does not have any material Liability, except for (i) Liabilities set forth on the face of the Company Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Company Most Recent Fiscal Period End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by, any breach of contract, breach of warranty, tort, infringement, or violation of any Governmental Authorization or any other law and none of which could reasonably be expected to have a Material Adverse Effect on the Company).

(j) Legal Compliance. The Company has complied, in all material respects, with all Governmental Authorizations, and all other applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

(k)     Tax Matters.

(i) Parent, the Shareholder and the Company have filed or will cause to be filed, within the time and within the manner prescribed by law, all federal, state and local and foreign Tax Returns which are required to be filed by or with respect to Parent, the Shareholder and the Company, as the case may be, and such Tax Returns reflect or will reflect accurately in all respects the Tax Liabilities of Parent, the Shareholder and the Company, as the case may be.

(ii) Parent, the Shareholder and the Company have within the time prescribed by law paid all federal, state and local and foreign Taxes that are due and payable by Parent, the Shareholder and the Company.

(iii) The unpaid Taxes of the Company (A) did not, as of the Company Most Recent Fiscal Period End, exceed the reserve for Tax Liability set forth on the face of the Company Most Recent Financial Statements (rather than in any notes thereto) and (B) do not, and will not as of the Closing Date, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

(iv) The Company has no liens with respect to Taxes upon any of its properties or assets other than liens for Taxes not yet due and payable.

(v) Neither Parent, the Company nor the Shareholder have in effect as of the date of this Agreement, or will have in effect, as of the Closing Date, any waiver or extension of any statute of limitations with respect to Taxes.

(vi) Neither Parent, the Company nor the Shareholder has a federal, state, local or foreign audit or other administrative proceeding or court proceeding presently pending or to its Knowledge threatened relating to or involving any Tax Returns for the Company.

(vii) Neither Parent, the Company nor the Shareholder is a party to any agreement, whether formal or informal or established by custom or practice, providing for the allocation or sharing of Taxes.

(viii)  The Company is a member of an Affiliated Group and a consolidated group.

(ix) Except for the Stonehouse Subsidiary and Stonehouse Canada, Inc., the Company does not own any Subsidiaries.

(x) No indebtedness of the Company consists of "corporate acquisition indebtedness" within the meaning of Code Section 279.

(xi) The Company does not own any interests in a limited liability company, partnership, business trust or similar entity.

(xii) All Taxes for Pre-Closing Periods and Straddle Periods attributable to the period thereof on or before the Closing Date of the Company have been fully and timely paid and adequate reserves or accruals for Taxes have been provided in the Estimated Closing Date Balance Sheet.

(xiii) After the date hereof, and on or before the Closing Date, the Liability of the Company for Taxes shall be incurred in the Ordinary Course of Business.

(xiv) The Company has not been subject to, and to the Knowledge of Parent, the Shareholder or the Company, the Company has not been subject to, a claim made by a governmental authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

(xv) To the Knowledge of Parent, the Shareholder or the Company, the Company has not been subject to a deficiency or proposed adjustment for any amount of Taxes asserted or assessed by any governmental authority against the Company.

(xvi) The Company files a consolidated, combined or unitary or other similar state Income Tax Return with Parent in California and Florida.

(xvii) Neither Parent, the Shareholder nor the Company has made, and will not make, an election or file a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law).

(xviii) The Company uses the accrual method of accounting.

(xix) The Company will not be required (A) as a result of a change in method of accounting for a taxable period beginning on or before the Closing Date, to include any adjustments under Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any period after the Closing Date, (B) as a result of any audit or examination by any governmental authority for a taxable period beginning on or before the Closing Date, whether set forth in a closing agreement under Section 7121 of the Code or other settlement agreement, to include any item of income or exclude any item of deduction for any period after the Closing Date, or (C) as a result of the installment method of reporting under Section 453 of the Code (or any corresponding provision of state, local or foreign law) to include income for any period after the Closing Date with respect to a sale or other disposition of property on or before the Closing Date.

(xx) The Company has not made any payments, nor will it become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Sections 162(m) or 280G of the Code (or any corresponding provisions of state, local or foreign law).

(xxi) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provisions of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign law).

(xxii) True, correct and complete copies of (A) the Company's portion of all Income Tax Returns filed by Parent for the years ended 1999, 2000 and 2001, (B) all sales Tax Returns filed by the Company for the years ended in 1999, 2000 and 2001, and (B) any audit report issued within the last five years, to the extent related to the Company, has been furnished or made available to Buyer, and all material tax elections of Parent with respect to the Company and all material tax elections of the Company are clearly set forth on such Tax Returns.

(xxiii) Neither Parent, the Shareholder nor the Company is a party to a gain recognition agreement under Section 367 of the Code and the regulations thereunder.

(l) Real Property. The Company does not own any real property. Section 4(l) of the Disclosure Schedule lists the only real property leased to the Company. The Shareholder has delivered to Buyer a correct and complete copy of the leases listed in Section 4(l) of the Disclosure Schedule (as amended to date) (the "Leases"):

(i) The Leases are legal, valid, binding, enforceable, and in full force and effect;

(ii) The Leases will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(iii) No party to the Leases is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iv) There are no disputes, oral agreements, or forbearance programs in effect as to the Leases; and

(v) All facilities leased under the Leases have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

(m)     Intellectual Property.

(i) Section 4(m)(i) of the Disclosure Schedule lists the Intellectual Property owned or used by the Company. The Company owns (or has the right to use pursuant to license, sublicense, agreement, or permission in writing and set forth on
Section 4(m)(iv) of the Disclosure Schedule) all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or used by the Company with the same rights and in the same manner upon completion of the transactions contemplated hereunder without further action by the Parties and without alteration or impairment. Parent, the Shareholder and the Company have taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

(ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Parent, the Shareholder or the Company or any of their directors, officers, employees, agents or independent contractors has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Parent, the Shareholder or the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

(iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Shareholder has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses.

(iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Shareholder has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

(A) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(B) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(C) No party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

(D) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

(v) To the Knowledge of Parent, the Shareholder or the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

(n)     Inventory.  The Company has no inventory.

(o) Contracts. Section 4(o) of the Disclosure Schedule lists all the contracts, agreements and understandings to which the Company is a party in excess of $25,000. The Shareholder has delivered to Buyer a correct and complete copy of each written agreement (or a description if unwritten) (as amended to date) listed in Section 4(o) of the Disclosure Schedule in excess of $50,000. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification,  or  acceleration,  under  the  agreement;  and (D) no  party  has repudiated any provision of the agreement. In addition, with respect to each such agreement that is a maintenance agreement or a CCMI agreement, no party to the agreement has notified Parent, the Shareholder or the Company that it does not intend to renew any such agreement at the expiration of the current term thereof. Section 4(o) of the Disclosure Schedule lists each currently outstanding bid or proposal for business submitted by the Company in excess of $25,000.

(p) Notes and Accounts Receivable. All notes and accounts receivable (and all notes and accounts payables) of the Company are reflected properly on the Company Most Recent Balance Sheet in accordance with GAAP, are valid and bona fide receivables (payables) subject to no setoffs or counterclaims, are current and collectible (due), and, will be collected (paid) in accordance with their terms at their recorded amounts and consistent with past custom and practice, subject only to the reserve for bad debts set forth on the face of the Company Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. The Company has not and will not accelerate or decelerate collection of notes or accounts receivable (or payment of any notes or accounts payable) at any time prior the Closing.

(q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

(r) Insurance. Section 4(r) of the Disclosure Schedule includes a true, correct and complete list of all policies of insurance (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. To the Knowledge of Parent, the Shareholder and the Company, genuine and complete copies of each of the insurance policies listed in Section 4(r) of the Disclosure Schedule have been provided to Buyer. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the Knowledge of Parent, the Shareholder or the Company, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (D) to the Knowledge of Parent, the Shareholder or the Company, neither the Company nor Buyer shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent Liability and (E) to the Knowledge of the Shareholder, Parent or the Company, no party to the policy has repudiated any provision thereof.

(s) Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party, or to the Knowledge of the Shareholder, Parent or the Company, is threatened, in writing, to be made a party to any claim, action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. There is no other pending, or to the Knowledge of the Shareholder, Parent or the Company, threatened written claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving the Company or any property or rights of the Company or any officer or director of the Company. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(s) of the Disclosure Schedule would result in a Material Adverse Effect on the Company.

(t)  Governmental  Authorizations.  Set forth on Section 4(t) of the  Disclosure
Schedule is a list of all authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company as presently operated (the "Governmental Authorizations"). All of the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Governmental Authorizations. Neither the Shareholder, Parent nor the Company has any Knowledge of any facts which would be expected to cause either of them to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Each of the Governmental Authorizations will continue in full force and effect after the consummation of the transaction contemplated hereby, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

(u) Commitments and Warranties. All services provided by the Company have been performed in all material respects in conformity with all applicable written contracts and all express and statutorily implied warranties, and the Company has no Liability in connection with any such services. Section 4(u) of the Disclosure Schedule includes copies of the representative agreements entered into between the Company and its customers. The Company has not entered into any written agreements with any of its customers that include guaranties, warranties, or indemnity provisions other than those included in the agreements included as part of Section 4(u) of the Disclosure Schedule.

(v) Liability for Services Performed. The Company has no Liability arising out of any injury to individuals or property as a result of or in connection with any services provided by the Company.

(w) Personnel. Section 4(w) of the Disclosure Schedule contains the names, job descriptions, date of hire, annual salary rates and other compensation and the amount of accrued and unused vacation time of all employees and consultants of the Company (including compensation paid or payable by the Company under any Employee Benefit Plan or other arrangement), and a list of all employment contracts, consulting agreements and written consultant and/or employee policies, employee manuals or other written statements of rules or policies concerning employment, including working conditions, vacation and sick leave, a complete copy of each of which (or a description, if unwritten) has been delivered to Buyer.

(x) Employees. The Company has complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining, and no penalties have been assessed or could be assessed for failure to comply with any of the foregoing. The Company, Parent and the Shareholder believe that the Company's relations with its employees and consultants are satisfactory. None of the employees or consultants of the Company are members of any labor union, and the Company is not a party to, otherwise bound by or, to the Knowledge of the Shareholder, Parent or the Company, threatened, with any labor or collective bargaining agreement. None of the employees or consultants of the Company are known to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Without limiting the generality of this Section 4(x), (i) no unfair labor practice complaints are pending or, to the Knowledge of the Shareholder, Parent or the Company, threatened against the Company, and (ii) no Person has made any claim, and to the Knowledge of the Shareholder, Parent or the Company there is no Basis for any claim, against the Company under any statute, regulation or ordinance relating to employees or employment practices, including without limitation those relating to age, sex and racial discrimination, conditions of employment, and wages and hours. The Company has no contingent Liability for sick leave, vacation time, severance pay or similar items. The Company has no contingent material Liability for occupational diseases of its employees, former employees or others. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any Liability or any severance pay obligation under any agreement, including any collective bargaining agreement or under any law, rule or regulation. The compensation paid to any employee has not been increased in contemplation of this transaction or any similar transaction.

(y)     Employee Benefits.

(i) Section 4(y) of the Disclosure Schedule lists each Employee Benefit Plan that the Company or any ERISA Affiliate sponsors, maintains, contributes to, or is required to contribute to or under which the Company or any ERISA Affiliate has any Liability.

(A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund, if any) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(B) All required reports, returns and disclosures and similar documents (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan providing for group health benefits.

(C) All required or discretionary contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and in accordance with GAAP. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. No Employee Benefit Plan of the Company has any unfunded liabilities which are not reflected on the Company Most Recent Financial Statements or the book and records of the Company.

(D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan now meets and at all times since inception has met the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service. Nothing has occurred since the date of such letter that would cause the loss of such qualification. No investigation audit or review by the IRS, U.S. Department of Labor or the PBGC is currently pending or, to the Knowledge of the Shareholder, Parent or the Company, threatened, in which such agency has asserted or may assert that such Plan is not qualified or that the Company or any ERISA Affiliate has any federal Tax Liability on the basis that any such Plan is not qualified.

(E) The Shareholder has delivered to Buyer correct and complete copies of the plan documents and all current summary plan descriptions including all amendments thereto, summaries of all material modifications, all determination letters received from the Internal Revenue Service, the three (3) most recent Form 5500 Annual Reports (including all schedules thereto), the most recent actuarial reports, all agreements or contracts with any investment manager or investment advisor with respect to any Employee Benefit Plan of the Company, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan. In the case of any unwritten Employee Benefit Plan, a written description has been furnished to Buyer.

(ii) With respect to each Employee Benefit Plan that the Company or any ERISA Affiliate sponsors, maintains, contributes to, or is required to contribute to or under which the Company or any ERISA Affiliate has any Liability:

(A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated.

(B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Shareholder, Parent or the Company, threatened. Neither the Shareholder nor the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

(iii) Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or any Employee Pension Benefit Plan subject to Title IV of ERISA, or has any Liability (including withdrawal Liability) under any Multiemployer Plan or any Employee Pension Benefit Plan subject to Title IV of ERISA.

(iv) Neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

(v) No Employee Benefit Plan obligates the Company to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as defined in Section 280G of the Code) and no individual shall accrue or receive any additional benefits, services or accelerated rights to payments of benefits under any Employee Benefit Plan as a result of the transactions contemplated by this Agreement.

(z) Guaranties. The Company is not a guarantor of, or otherwise liable for, any Liability or obligation (including indebtedness) of any other Person.

(aa) Environmental, Health, and Safety Matters. The Company and its predecessors and Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

(bb) Certain Business Relationships with the Company. Neither Parent, the Shareholder or any officer or director of the Company, Parent or the Shareholder (individually, a "Company Related Party", and collectively, the "Company Related Parties") (i) owns, directly or indirectly, any interest in any Person which is a competitor, supplier or customer of the Company; (ii) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intellectual Property) which is utilized by or in connection with the business of the Company; (iii) is a customer or supplier of the Company; or (iv) is a party to any contract, agreement, lease, arrangement or written understanding pertaining or relating to the Company, except for employment, consulting or other personal service agreements which are listed on Section 4(bb) of the Disclosure Schedule and except as otherwise contemplated hereby. The Company is not indebted to any officer, director or employee of the Company for any Liability or obligation. No officer, director or employee of the Company, Parent or the Shareholder is indebted to the Company for any Liability or obligation.

(cc) Absence of Certain Business Practices. No Company Related Party, acting alone or together with any other Company Related Party, has: (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances, or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign) or other Person; or
(ii) directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other Person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (A) would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a Material Adverse Effect on the Company, or (C) if not continued in the future, would have a Material Adverse Effect on the Company.

(dd) Customers. Neither Parent, the Company nor the Shareholder has received notice from any of its customers stating that the customer intends to reduce the volume of business that it currently conducts with the Company or to cease doing business with the Company. Section 4(dd) of the Disclosure Schedule sets forth a list of each customer that accounted for more that 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the date of the Company Most Recent Financial Statements and the amount of revenues accounted for by such customer during each such period. To the Knowledge of Parent, the Shareholder and the Company, the consummation of the transactions contemplated hereby will not have a Material Adverse Effect on the Company's relationship with any customer listed in Section 4(dd) of the Disclosure Schedule.

(ee) List of Accounts. Section 4(ee) of the Disclosure Schedule lists (i) the name and address of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (ii) the name and phone number of the Company's contact person at such bank or institution; (iii) the account number of the relevant account and a description of the type of account; and (iv) the persons authorized to transact business in such accounts.

(ff)    Bulk Sales.  The  transactions  contemplated  under this   Agreement are
not subject to any bulk sales, transfer or similar law of any jurisdiction.

(gg) Disclosure. Neither this Agreement nor any of the Disclosure Schedules, exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to Buyer by the Shareholder, Parent or the Company with respect to either the transactions contemplated hereby, the Shareholder, Parent or the Company contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which the Shareholder, Parent or the Company has not disclosed to Buyer herein and of which the Shareholder or the Company is aware which could be anticipated to have a Material Adverse Effect on the Company.

5.      Deliveries of Buyer at Closing.

        Buyer shall, and shall cause the Company or such other Person as indicated below to, deliver to Parent and the Shareholder at Closing:

(a)     All Governmental   Authorizations and all approvals,  waivers,  consents
and notices of any other Person necessary for the consummation by Buyer of the transactions contemplated by this Agreement;

(b) A certificate of the Secretary of Buyer in the form of Exhibit B attached hereto certifying as to certain matters, including the incumbency of certain officers and copies of the resolutions adopted by the Board of Directors of Buyer authorizing and approving the transactions contemplated hereby, the execution of this Agreement and the other agreements to be executed and delivered by Buyer pursuant to the terms hereof, and the consummation of the transactions contemplated hereby;

(c) A certificate of good standing issued by the Secretary of State of Delaware demonstrating that Buyer is in good standing;

(d) A copy of the Certificate of Designation as filed with the Secretary of State of Delaware;

(e) (i) A copy of Buyer's letter of direction to its transfer agent directing such transfer agent to issue a certificate representing the Buyer Common Stock constituting the Closing Consideration to the Shareholder and a temporary certificate representing the Buyer Common Stock constituting the Closing Consideration, which temporary certificate will be returned to Buyer for cancellation immediately upon receipt by the Shareholder of the Certificate issued by Buyer's transfer agent, and (ii) a certificate representing the Buyer Preferred Stock constituting the Closing Consideration;

(f) A marketing agreement, in the form attached hereto as Exhibit C (the "Marketing Agreement"), executed by the Company;

(g) A stockholders' agreement, in the form attached hereto as Exhibit E (the "Stockholders' Agreement"), executed by Buyer, H.Irwin Levy and Maurice Halperin and certain of their respective Affiliates;

(h) An employment agreement, in the form attached hereto as Exhibit F (the "Gates Employment Agreement"), executed by the Company;

(i) A Registration  Rights  Agreement,  in the form attached hereto as Exhibit G
(the "Registration Rights Agreement"), executed by Buyer, which will provide, among other things, that (i) the Shareholder shall be entitled to (A) one (1) demand registration with respect to the Common Shares, the Conversion Shares, the Earn Out Shares, if any, and the Option Shares at any time after Buyer is eligible to file a registration statement on Form S-3, which registration statement will remain effective until the earliest of (x) the sale of the shares pursuant to such registration statement, (y) the date on which all of the shares become eligible for sale pursuant to Rule 144 under the Securities Act during a three month period and (z) the date the shares are transferred to any Person other than an Affiliate of the Shareholder, and (B) unlimited piggyback registration rights; and (ii) Buyer will pay all expenses of any such registration, other than any underwriting discounts and commissions which shall be borne by the Shareholder;

(j) An Irrevocable Proxy, in the form attached hereto as Exhibit H, executed by H.Irwin Levy and Maurice Halperin and certain of their respective Affiliates;

(k) A convertible promissory note, in the form attached hereto as Exhibit I, executed by Buyer in favor of Halco Investments, L.C. in exchange for the currently outstanding note held by Halco Investments, L.C.;

(l)  A current draft of the contract with Adaptec, attached hereto as Exhibit J;

(m) A Working Capital Assurance Agreement, in the form attached hereto as Exhibit K, executed by Hilcoast Development Corp. and Buyer; and

(n)  The Sublicense Agreement, executed by the Company.

6.   Deliveries of Parent and the Shareholder at Closing.

        Parent and the Shareholder shall, and shall cause such other Person as indicated below to, deliver to Buyer at Closing:

(a) All Governmental Authorizations and all approvals, waivers, consents (other than the consent of FSP Willow Bend Office, Ltd. (the "Landlord") to the Sublease Agreement, which shall be delivered post-closing) and notices of any other Person necessary for the consummation by the Shareholder and Parent of the transactions contemplated by this Agreement and/or which are reasonably necessary for the operation of the Company on a going concern basis consistent with past practices;

(b) Certificate of the Secretaries of each of the Company, the Shareholder and Parent in the forms of Exhibit L attached hereto certifying as to certain matters, including the incumbency of certain officers and copies of the resolutions adopted by their respective Boards of Directors authorizing and approving the transactions contemplated hereby, the execution of this Agreement and the other agreements to be executed and delivered by each of them pursuant to the terms hereof, and the consummation of the transactions contemplated hereby;

(c) Evidence of the Company's qualification to do business in each jurisdiction where it is so qualified and a certificate of good standing issued by the Secretary of State of each such jurisdiction demonstrating that the Company is in good standing in that jurisdiction;

(d) The certificates representing the shares of Company Stock owned by the Shareholder, endorsed in blank or with stock powers duly executed to transfer such stock to Buyer, free and clear of all Taxes, Security Interests, liens or other encumbrances;

(e)  Evidence  that the  Shareholder  has  contributed  the  assets set forth in
Section 6(e) of the Disclosure Schedule to the Stonehouse Subsidiary pursuant to appropriate transfer documents in form and substance satisfactory to Buyer;

(f)     The Stockholders' Agreement executed by the Shareholder;

(g)     The Gates Employment Agreement, executed by Jack Gates;

(h)     The Marketing Agreement, executed by Parent and the Shareholder;

(i)     The Registration Rights Agreement, executed by the Shareholder;

(j) An accounts receivable and accounts payable aging schedule of the Company as of May 31, 2002 prepared in good faith by the Shareholder and the Company; and

(k)     The Sublicense Agreement, executed by Parent.

7.      Post-Closing Covenants.

        The Parties  agree as follows with respect to the period  following  the
Closing:

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 8 below). Parent and the Shareholder acknowledges and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company; provided, however, that the Shareholder may retain copies of all such documents.

(b) Litigation Support. In the event and for so long as any Party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

(c) Transition. Neither Parent nor the Shareholder shall take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company or its Subsidiaries from maintaining the same business relationships with the Company or its Subsidiaries after the Closing as it maintained with the Company or its Subsidiaries prior to the Closing. Parent and the Shareholder shall refer all customer inquiries relating to the business of the Company or its Subsidiaries to Buyer from and after the Closing.

(d) Independent Accountants. After the Closing, Parent and the Shareholder shall
(i) use reasonable efforts to cause the Company's past and present independent auditors and accounting personnel to make available to Buyer and its representatives all financial information, including the right to examine all working papers pertaining to audits or reviews previously or hereafter made by such auditors relating to the Company, and (ii) provide such cooperation as Buyer and its representatives may request in connection with any audit or review of the Company that Buyer may direct its representatives to make.

(e) Securities Act and Securities Exchange Act Filings. In connection with the Shareholder's receipt of the Buyer Securities hereunder, the Shareholder will be obligated to file all documents required to be filed by it with the SEC in connection with the holding of the Buyer Securities. The Shareholder agrees that it will, and will use reasonable efforts to cause the Company's past and present independent auditors, accounting personnel and other necessary persons to, cooperate with Buyer in the preparation of any documents filed or to be filed by Buyer with the SEC, to the extent information about the Company or the Shareholder is required therein.

(f) Tax Matters. Parent and the Shareholder covenant and agree not to take any action, or fail to take any action, with respect to Taxes, that would have an adverse effect on the Company or Buyer on or after the Closing Date, including, without limitation, amending or otherwise supplementing any Tax Return or report of the Company with respect to any Pre-Closing Period without the consent of Buyer. If any taxing authority conducts any audit or investigation relating to the Company for a Pre-Closing Period, Buyer may, in its sole election, have the right to represent the Company in such audit or investigation and to provide any response required in connection therewith. Notwithstanding the foregoing, Buyer shall not have the right to represent the Company on any matters relating to a Tax Return filed for the consolidated group by Parent.

(g) Buyer Stock Option Plan. Buyer agrees that all of the employees of the Company who continue to be employed by the Company after the Closing Date shall be eligible for participation in any stock option plan generally available to employees of Buyer and its Affiliates to the extent such employee would be eligible to participate if he or she were an employee of Buyer. Buyer further agrees to offer to all employees of the Company who, immediately prior to the Closing Date, hold options to purchase Company Common Stock, the right to exchange such options for options to purchase Buyer Common Stock.

(h) Audited Financial Statements. Parent and the Shareholder shall cause the Company's auditors to cooperate with Buyer's auditors in the preparation of audited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow including the audit report thereon for such periods as Buyer may request. All costs associated with the preparation and audit of such financial statements shall be paid by Buyer.

(i) Stockholders' Meeting. Within thirty (30) days of the Closing Date, Buyer shall file with the SEC preliminary proxy materials with respect to an annual meeting of its stockholders for the purpose of voting upon, among other things,
(i) the issuance of the Conversion Shares upon conversion of the Buyer Preferred Stock in accordance with the Certificate of Designation; (ii) the issuance of the Additional Common Stock to the extent Buyer is obligated to issue such Additional Common Stock pursuant to Section 2(c)(i) hereof; and (iii) the issuance of Buyer Common Stock upon the exercise of certain options held by Pacific Technology Services, Inc., an Affiliate of the Shareholder (the "Option Shares"). Buyer shall use its best effort to hold such annual meeting within seventy-five (75) days of the Closing Date.

(j)     Confidential Information; Nonsolicitation; Noncompetition.

(i) Parent and the Shareholder recognize and acknowledge that they and their Affiliates will have access to certain confidential information of Buyer and the Company and that such information constitutes valuable, special and unique property of such entity. Parent and the Shareholder shall not, and shall cause their Affiliates not to, disclose or use, at any time hereafter, any such confidential information, including without limitation, information regarding research, developments, product designs or specifications, manufacturing processes, "know-how," prices, suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of Buyer or the Company. Notwithstanding the preceding sentence, it is understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this provision or information that is required by law or the order of any governmental authority under color of law to be disclosed. Parent and the Shareholder acknowledge and agree that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company, but held by Parent or the Shareholder or any of their Affiliates, concerning any information relating to Buyer or the Company's business, whether confidential or not, are the property of the Company.

(ii) Parent and the Shareholder hereby agree that at all times during the period ending four years from the Closing Date (the "Nonsolicitation Period"), neither Parent nor the Shareholder nor any of their U.S. Affiliates or any non-U.S. Affiliates to the extent controlled by Parent (the "Noncompete Affiliates") shall, directly or indirectly, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the officers, employees, agents, consultants, customers or suppliers of the Company or Buyer to terminate their employment, or other relationship, with or compete against the Company, Buyer or any Subsidiaries of the Company or Buyer in any business which the Company, Buyer or any of their Subsidiaries is actively engaged in on the date hereof (the "Business").

(iii) From the Closing Date until the fourth anniversary of the Closing Date (the "Noncompete Period"), neither Parent nor the Shareholder nor any of the Noncompete Affiliates shall, directly or indirectly, engage in the Business in the United States or Canada, except as agent of the Company, and shall not, directly or indirectly, as owner, partner, joint venturer, employee, broker, agent, corporate officer, principal, licensor, shareholder (unless as a passive owner of no more than three percent (3%) of the issued and outstanding capital stock of such entity if such stock is publicly traded) or in any other capacity whatsoever, engage in or have any connection with any business which is competitive with the Business, and which operates anywhere in the United States or Canada. Notwithstanding the foregoing agreement, nothing herein shall be deemed to prohibit the activities of Parent or the Shareholder pursuant or related to the Marketing Agreement.

(iv) If, in any judicial proceedings, a court shall refuse to enforce any of the covenants included in this Section 7(j), then such unenforceable covenant shall be amended to relate to such lesser period or geographical area as shall be enforceable. In the event the Company should bring any legal action or other proceeding against Parent and/or the Shareholder for enforcement of this Agreement, the calculation of the Nonsolicitation and Noncompete Period, if any, shall not include the period of time commencing with the filing of legal action or other proceeding to enforce this Agreement through the date of final judgment or final resolution including all appeals, if any, of such legal action or other proceeding unless the Company is receiving the practical benefits of this
Section 7(j) during such time.

(v) Parent and the Shareholder hereby acknowledge that the restrictions on their activity as contained in this Agreement are required for Buyer's reasonable protection and is a material inducement to Buyer to enter into this Agreement. Parent and the Shareholder hereby agree that in the event of the violation by any of them or any of the Noncompete Affiliates of any of the provisions of this Agreement, Buyer and/or the Company will be entitled to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Parent and the Shareholder and the Noncompete Affiliates or to enjoin Parent and the Shareholder from engaging in any activity in violation hereof. The existence of any claim or cause of action by Parent or the Shareholder against the Company or Buyer predicated on this Agreement shall not constitute a defense to the enforcement by the Company of these covenants.

(vi) Notwithstanding the foregoing, the parties acknowledge that (a) Parent will be performing numerous marketing and related activities on behalf of the Company pursuant to the terms and conditions of the Marketing Agreement, including, without limitation, the solicitation of potential buyers; (b) pursuant to the terms of a certain reseller agreement, an affiliate of Parent is engaged in the distribution and sale of Buyer's products throughout Asia and elsewhere; and (c) due to the intermingling of the marketing functions and other activities that Parent may pursue on behalf of Buyer, numerous cross-relationships may develop between Affiliates and subsidiaries of Parent, Parent, Buyer and the Company, including cross-sales and cross marketing opportunities.

(k) Operation of the Company. Buyer covenants and agrees that, during the Valuation Period, it will not allow the Company to pay any dividend, make any distribution or loan, or pay any management fees to Buyer or its Affiliates to the extent such payment would have a Material Adverse Effect on the Company's operations, results of operations, financial condition or ability to generate sales.

(l) Employee Benefits. Buyer covenants and agrees that all of the Company's employees who continue to be employed by the Company after the Closing Date shall continue to receive, from the Company or Buyer, substantially those benefits that they received from the Company prior to the Closing Date. In the event that, after the Closing Date, Buyer terminates the Company's retirement or pension plans, to the extent permitted by the Company's plans, the Company's employees shall receive credit for years of service rendered to the Company prior to the termination of the Company's plans and shall not be subject to any eligibility requirements of Buyer's plans.

(m) AMEX Listing Application; AMEX Listing. Buyer covenants and agrees that, within five (5) business days after the Closing Date, Buyer will file a supplemental listing application with the American Stock Exchange ("AMEX") for the Buyer Securities (other than the Buyer Preferred Stock) and will use its best efforts to cause such Buyer Securities to be listed for trading on AMEX. Buyer shall fully comply with the letter to Buyer dated May 28, 2002 from AMEX and shall submit to AMEX a plan (the "Plan") by June 28, 2002 to regain compliance by June 30, 2003 with the continued listing standards as set forth in
Part 10 of the AMEX Company Guide. The Plan shall include a timely schedule of interim milestones. Buyer shall fully comply with the terms and conditions of the Plan in the form approved by AMEX.

(n) New Product Introduction. Buyer shall use its best efforts to diligently complete any testing stages and commence the introduction and sale of Buyer's new data storage product, NexStor 4000 Series (the "New Product"), and shall promptly thereafter commence the development of a rollout strategy and business plan for the New Product. All such efforts shall be directed at the introduction of the New Product to the market as soon as commercially practicable to enhance Buyer's sales and revenues.

(o) Commercial Guaranty. Buyer and the Company shall use best efforts to cause the release of that certain Commercial Guaranty dated November 1, 1999 made by Parent on behalf of the Company in favor of Comerica Bank-Texas in the amount of $500,000 within 90 days of the Closing Date. Buyer agrees to indemnify and hold Parent harmless with respect to any obligation of the Company (including, costs and expenses (including, without limitation, reasonable attorneys' fees)) arising under such guaranty for which Parent is responsible thereunder.

(p) Certain Additional Covenants of Parent. Parent covenants and agrees to take the following actions, at its sole cost and expense:

(i) use best efforts to secure the consent of the Landlord to the Sublease Agreement within 30 days of the Closing. To the extent Parent is unable to secure such consent within such 30 day period (unless good-faith negotiations or discussions are continuing), it agrees to pay all reasonable costs associated with any move required in writing by the Landlord to be made by the Company to comparable leased space in or around Plano, Texas;

(ii) dissolve Stonehouse Canada, Inc. as soon as practicable following the Closing;

(iii) (A) to the extent any employee of the Company elects not to exchange any of his or her options for options to purchase Buyer Common Stock pursuant to
Section 7(g) above, (B) in the case of the option to purchase shares of the Company Capital Stock held by Barry Honea and (C) in the case of the warrant to purchase 200,000 shares of the Company's Common Stock held by Heidrick & Struggles, Inc., as promptly as practicable following the Closing, seek to negotiate in good faith the purchase, exchange or other resolution of such options or warrants or any shares of Company Capital Stock for which such options or warrants may have been exercised or deemed to have been exercised upon the Closing or any other options or warrants or shares of Company Capital Stock outstanding immediately prior to the Closing (other than any Company Capital Stock held by the Shareholder), which in the case of clause (A) above will be done in consultation with and on terms which are reasonably acceptable to Buyer. To the extent Parent acquires shares of Company Capital Stock, such shares will be immediately transferred to Buyer for no additional consideration. In connection with any purchase hereunder, Parent will obtain from the optionholder or shareholder a release in the form attached hereto Exhibit M;

(iv) Pay all amounts owed by the Company to (A) Epsilon Data Management, Inc. pursuant to the terms of the agreement between the Company and Epsilon Data Management, Inc. dated May 17, 2002; (B) Lori Ferrer-Harrell pursuant to the terms of the Settlement Agreement between the Company and Ms. Ferrer-Harrell dated April 4, 2002 and (C) John Todd pursuant to the terms of the Employment Agreement between the Company and John Todd dated February 15, 2001, in each case in accordance with the terms of such agreement or such other terms as may amicably be negotiated between Parent, on behalf of the Company, and the other party thereto;

(v) (A) Use best efforts to ensure that all lease payments are made and comply in all material respects with the other terms of that certain Lease Intended as Security Number 28139-00600 between Parent and Banc of America Leasing & Capital, LLC dated October 25, 2000 and the Schedule to Lease Intended as Security Number 004 between Parent and Banc of America Leasing & Capital, LLC dated February 28, 2001, each as assigned to LaSalle National Leasing
Corporation ("Lessor") on February 28, 2001 (the "Monies Lease") for the duration thereof; and (B) immediately provide written notice to the Company of any notice, oral or written, received from the Lessor of Lessor's intent to exercise its remedies upon default under the Monies Lease, in order that the Company or its Affiliates may have the right, but not the obligation, to negotiate with Lessor to forestall the exercise of such remedies but only to the extent not in derogation of any rights of Parent or any guarantor or surety of Parent's obligations under the Monies Lease to forestall the exercise of such remedies;

(vi) Fully comply with the terms of that certain Sublicense Agreement between Parent and the Company dated as of the date hereof in the form attached hereto as Exhibit N (the "Sublicense Agreement") for the duration thereof;

(vii) Purchase the MONIES software at the end of the Base Term (as defined in the Monies Lease) of the Monies Lease and immediately transfer all right, title and interest to the MONIES software to the Company in exchange for $1 and deliver any and all copies of the original source code to the MONIES software to the Company, together with any and all modifications, revisions, additions, alterations, error corrections, updates to, and all new versions of, the MONIES software;

(viii) Cause that certain Tax Allocation Agreement dated April 28, 1992, as amended, to be terminated with respect to the Company effective as of the Closing Date pursuant to a termination agreement reasonably satisfactory to Buyer and the Company;

(ix) Diligently negotiate and/or defend on behalf of the Company those matters set forth on Section 4(s) of the Disclosure Schedule relating to Janice Keene (to the extent necessary to respond to judicial or administrative process) and Edelman Public Relations Worldwide, and pay all amounts, if any, finally determined to be owed by the Company to such Persons in accordance with the terms of any agreements which may be amicably negotiated between Parent, on behalf of the Company, and such Persons;

(q) Sublease. Buyer and Parent will negotiate in good faith to enter into a sublease agreement for the real property located at Willow Bend Center I, 2740
N. Dallas Parkway, Plano, Texas 75093, substantially in the form attached hereto as Exhibit D (the "Sublease Agreement"), as soon as practicable following the Closing.

8.      Remedies for Breaches of this Agreement.

(a) Survival of Representations and Warranties. All of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any certificate, document, instrument or agreement delivered pursuant to this Agreement shall survive the Closing hereunder (notwithstanding any due diligence investigations that may have been undertaken by the damaged Party) and continue in full force and effect for a period of two (2) years from the Closing Date. Notwithstanding the foregoing, (i) a claim for indemnification in respect of a breach of the representations and warranties set forth in Sections 3(a), 3(b)(i)-(iv), 4(a)-4(e), 4(k), 4(y) and 4(aa) may be made until the expiration of all applicable statutes of limitations and (ii) a breach of any covenant contained herein shall survive for the period set forth therein.

(b)    Indemnification Provisions for Benefit of Buyer.

(i) In the event the Company, Parent or the Shareholder breaches (or in the event that any third party alleges facts that, if true, would mean that the Company, Parent or the Shareholder has breached) any of its representations, warranties (or any of such representations or warranties is untrue or inaccurate), covenants and agreements contained herein or in any certificate, document, instrument or agreement delivered pursuant to this Agreement, and, provided that the Indemnified Buyers (as hereafter defined) make a written claim for indemnification against the Shareholder and/or Parent pursuant to Section 11(f) below within the applicable claim period provided in Section 8(a) above, then Parent and the Shareholder, jointly and severally, agree to indemnify Buyer and each of its officers, directors, employees and shareholders (the "Indemnified Buyers") from and against any Adverse Consequences the Indemnified Buyers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Indemnified Buyers may suffer after the end of any applicable claim period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(ii) Without limiting any other indemnification provided in this Section 8, Parent and the Shareholder agree to indemnify the Indemnified Buyers from and against any Adverse Consequences the Indemnified Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (x) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 10) to the portion of such period beginning before and ending on the Closing Date), and (y) for the unpaid Taxes of any Person (other than the Company) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, by operation of law or otherwise. For the avoidance of doubt, and without limiting any other indemnification provided in this Section 8, Parent and the Shareholder agree to indemnify the Indemnified Buyers from and against any Adverse Consequences the Indemnified Buyers may suffer resulting from, arising out of, relating to (A) the audit of Parent being conducted by the Internal Revenue Service relative to the years ending September 30, 1996 and September 30, 1997, and (B) the Tax Allocation Agreement for any year in which the Company was a member of the Group (as defined therein).

(iii) Without limiting any other indemnification provided in this Section 8, Parent and the Shareholder agree to indemnify the Indemnified Buyers from and against any Adverse Consequences they may suffer resulting from, arising out of, relating to, in the nature of, or caused by the activities of any entity which at any time has been owned, in whole or in part, by the Company.

(iv) Without limiting any other indemnification provided in this Section 8, Parent and the Shareholder agree to indemnify the Indemnified Buyers from and against any Adverse Consequences they may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Retained Liabilities (as hereafter defined). As used herein, the term "Retained Liabilities" means all liabilities, claims, commitments, demands or obligations of the Company (or any subsidiary of the Company) existing or arising out of any facts or set of operative facts existing on or prior to the Closing Date and incurred other than in the Ordinary Course of Business. The Retained Liabilities shall include, without limitation, (A) any severance obligations owed to John Todd or Barry Honea, (B) disputed payables owed to Epsilon Data Management, Inc. and Edelman Public Relations, Inc., (C) any claims which have been or may be asserted against the Company by Janice Keene, and (D) any settlement obligations owed to Lori Ferrer-Harrell.

(v) Without limiting any other indemnification provided in this Section 8, Parent and the Shareholder agree to indemnify the Indemnified Buyers from and against any Adverse Consequences they may suffer resulting from, or arising out of, relating to, or in the nature of, or caused by any claim by a stockholder or former stockholder of the Company or any other Person seeking to assert: (i) ownership or rights to ownership of any shares of capital stock of the Company or any Subsidiary, (ii) any rights of a stockholder including any option, preemptive rights or rights to receive notice or to vote, (iii) any rights under the Company's charter, bylaws or other constituent documents, or (iv) any claim that his shares of capital stock were to be repurchased by the Company.

(vi) Without limiting any other indemnification provided in this Section 8, Parent and the Shareholder agree to indemnify the Indemnified Buyers from and against any Adverse Consequences they may suffer as a result of the Company's failure to be duly authorized to conduct business and in good standing under the laws of any jurisdiction where such qualification is or has been required as of or prior to the Closing Date.

(vii) Without limiting any other indemnification provided in this Section 8, Parent and the Shareholder agree to indemnify the Indemnified Buyers from and against any Adverse Consequences they may suffer resulting from, arising out of, relating to, any plan terminations, including any partial termination, that may have occurred with respect to Parent's 401(k) savings plan.

(viii) Without limiting any other indemnification provided in this Section 8, Parent and the Shareholder agree to indemnify Buyer and its subsidiaries from and against any Adverse Consequences (including any amounts necessary to purchase or obtain a license to use the MONIES software from the Lessor) they may suffer resulting from, arising out of, or relating to, any claim that the Company does not have a valid right to use the MONIES software pursuant to the Sublicense during the term of the Monies Lease or right to purchase the MONIES software upon expiration thereof in accordance with Section 7(p)(vii).

(ix) The  indemnification  obligations of Parent and the Shareholder  under this
Section 8 shall be joint and several.

(c) Indemnification Provisions for Benefit of Parent and the Shareholder. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer had breached) any of their representations, warranties (or any of such representations or warranties is untrue or inaccurate), covenants and agreements contained herein or in any certificate, document, instrument or agreement delivered pursuant to this Agreement, and, provided that Parent or the Shareholder makes a written claim for indemnification against Buyer pursuant to Section 11(f) below within the applicable claim period provided in Section 8(a) above, then Buyer agrees to indemnify Parent and the Shareholder and each of their respective officers, directors, employees and shareholders (the "Indemnified Shareholders") from and against any Adverse Consequences the Indemnified Shareholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Indemnified Shareholders may suffer after the end of any applicable claim period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(i) Buyer shall indemnify the Shareholder and Parent against any Adverse Consequences they may suffer resulting from, arising out of, or relating to, any claims asserted against the Shareholder or Parent by Buyer's broker or finder.

(d)     Matters Involving Third Parties.

(i) If any third party shall notify any party entitled to indemnification hereunder (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing pursuant to Section 11(f); provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (except to the extent the failure to so notify the Indemnified Party would not result in any Adverse Consequences to the Indemnified Party), (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to have a Material Adverse Effect on the continuing business interests of the Indemnified Party, (D) the named parties to the Third Party Claim do not include both the Indemnified Party and the Indemnifying Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim promptly, actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, for such period of time as such condition remains unsatisfied, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8; provided, however, that in the event that the condition contained in Section 8(d)(ii)(C) above is or becomes unsatisfied, the Indemnifying Parties shall only be responsible for Adverse
Consequences in an amount not to exceed 110% of the settlement or adverse judgment reached or received by the Indemnifying Parties.

(e) Reduction for Insurance Proceeds. The amount of any Adverse Consequences suffered or incurred by any Indemnified Party under this Section 8 shall be reduced by the amount of any insurance proceeds received by the Indemnified Party as an offset against such Adverse Consequences.

(f)     Limitations on Indemnification.

(i) Notwithstanding anything to the contrary in this Section 8, in respect of any indemnification obligation of Parent or the Shareholder pursuant to Section 8(b) hereof (other than any indemnification for Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) by Parent or the Shareholder of the representations or warranties contained in Sections 3(a), 4(a)-(e), 4(k), 4(y), 4(aa) and the last sentence of Section 4(e) and the covenants contained in Sections 7(j) and 7(p), the last sentence of Section 8(b)(ii) and Sections 8(b)(iv), (v), (vii) and
(viii) to which this Section 8(f) shall not apply): (i) neither Parent nor Shareholder shall be liable unless and until the aggregate cumulative amount of any Adverse Consequences for which a claim for indemnification has been made pursuant to this Article 8 against Parent or the Shareholder exceeds $100,000 (the "Basket"), at which point Parent and the Shareholder shall be responsible for all Adverse Consequences in excess of $75,000; and provided, further that for purposes of determining claims for which Adverse Consequences may be applied to the Basket the representations and warranties contained herein shall be deemed not to include any qualifications based on materiality and Knowledge, and
(ii) the aggregate indemnification obligations for Parent and the Shareholder shall not exceed $5,000,000.

(ii) Notwithstanding anything to the contrary in this Section 8, in respect of any indemnification obligation of Buyer pursuant to Section 8(c) hereof (other than any indemnification for Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) by Buyer of the representations or warranties contained in Section 3(b)(i)-(iv), and the covenant contained in Section 7(o) to which this Section 8(f) shall not apply): (i) Buyer shall not be liable unless and until the aggregate cumulative amount of any Adverse Consequences for which a claim for indemnification has been made pursuant to this Article 8 against Buyer exceeds the Basket, at which point Buyer shall be responsible for all Adverse Consequences in excess of $75,000; and provided, further that for purposes of determining claims for which Adverse Consequences may be applied to the Basket the representations and warranties contained herein shall be deemed not to include any qualifications based on materiality and Knowledge.

(g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company, or the transactions contemplated by this Agreement.

        Notwithstanding anything contained in this Agreement to the contrary, at and after the Closing any and all obligations of the Company, if any, under or related to this Agreement or any of the agreements related hereto shall be the sole responsibility of Parent and the Shareholder, notwithstanding any right Parent or the Shareholder may have at law or in equity or pursuant to any laws. Neither Parent nor the Shareholder shall be entitled to any indemnification, right of contribution, or other right of recovery from the Company in connection with any claim made by or which could be made by an Indemnified Buyer against the Company, Parent or the Shareholder or for which the Company could be liable, all of which are irrevocably waived and released by Parent and the Shareholder.

9.      [Intentionally Left Blank.]

10.     Tax Matters.

        The following provisions shall govern the allocation of responsibility as between Buyer and the Shareholder for certain tax matters following the Closing Date:

(a) Tax Periods Ending on or Before the Closing Date. At the expense of Parent and the Shareholder, the Shareholder shall prepare and timely file all Tax Returns for the Company for all Pre-Closing Periods, which are to be filed after the Closing Date. Such Tax Returns shall be prepared by treating items on such Tax Return in a manner consistent with the past practices with respect to such items, unless otherwise required by law. The Shareholder shall pay the amounts due for Taxes of the Company with respect to the Pre-Closing Periods.

(b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Straddle Periods. Buyer shall permit the Shareholder to review each such Tax Return described in the preceding sentence prior to filing. The Shareholder shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any real and personal property Taxes, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(y) in the case of any other Tax, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

(c)     Cooperation on Tax Matters.

(i) Buyer, the Company, Parent and the Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Shareholder shall (A) retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Shareholder shall allow the other party to take possession of such books and records.

(ii) Buyer, Parent and the Shareholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any government, instrumentality, commission, governmental agency, governmental authority or court or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(iii) Buyer, on the one hand, and Parent and the Shareholder, on the other, further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

(d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Parent and the Shareholder when due, and Parent and the Shareholder will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(e) Section 338(h)(10) Election. If Buyer so desires, the Shareholder agrees to make an election under Section 338(h)(10) of the Code, with respect to the Company and the Stonehouse Subsidiary, and any comparable election under state or local Income Tax law and the Shareholder shall cooperate in the completion and timely filing of such elections in accordance with the provisions of Treasury Regulation ss.1.338(h)(10)-1 (or any comparable provisions of state or local Income Tax law) or any successor provision. If Buyer desires to make the election under Section 338(h)(10) of the Code, within one hundred twenty (120) days after the Closing Date, Buyer shall deliver to the Shareholder a completed Form 8023 and required schedules thereto as well as any applicable state or local forms (the "Section 338 Forms"). Buyer shall act in good faith to determine the amount of the aggregate deemed sales price (the "ADSP") and to allocate the ADSP among the assets of the Company and the Stonehouse Subsidiary in accordance with Treasury Regulations under Section 338 of the Code and any comparable provisions of state or local Income Tax law, as appropriate. The Shareholder shall report and file Tax Returns in all respects and for all purposes consistent with such Section 338 Forms and shall execute and deliver to Buyer such Section 338 Forms. "Section 338 Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local taxing authority in connection with a 338(h)(10) election, including, without limitation, any "Statement of Section
338 Election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations. Buyer shall be responsible for the preparation and filing of the Section 338 election.

11.     Miscellaneous.

(a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and the Indemnified Parties referred to in Section 8 hereof.

(b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c) Succession and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e)  Headings.  The section headings contained in this  Agreement  are  inserted
for  convenience  only  and  shall  not  affect  in  any  way  the   meaning  or
interpretation  of this Agreement.

(f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to Parent:                              Copy to:

        PUSA Holdings Corp.                 Kirkpatrick & Lockhart LLP
        2740 N. Dallas Parkway              2828 N. Harwood Street
        Plano, Texas  75093                 Dallas, Texas  75201
        Attn:  Gary L. Leonard,             Attn:  Norman R. Miller, Esq.
               General Counsel
               Business Development

        If to the Shareholder:                     Copy to:

        Pacific Technology Group, Inc.      Kirkpatrick & Lockhart LLP
        2740 N. Dallas Parkway              2828 N. Harwood Street
        Plano, Texas  75093                 Dallas, Texas  75201
        Attn:    Gary L. Leonard,           Attn:  Norman R. Miller, Esq.
               General Counsel
               Business Development

        If to Buyer:                               Copy to:

        nStor Technologies, Inc.            Akerman, Senterfitt & Eidson, P.A.
        100 Century Boulevard               Las Olas Centre, Suite 1600
        West Palm Beach, Florida  33417     350 East Las Olas Boulevard
        Attn:  H. Irwin Levy                Fort Lauderdale, Florida  33301-2227
                                            Attn:  Donn Beloff, Esq.

        Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Shareholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Parent and the Shareholder agree that the Company has not borne nor will bear any of Parent's and/or Shareholder's costs and expenses (including, without limitation, any of their legal, accounting or investment banking fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

(k) Construction. The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(l)  Incorporation  of  Exhibits,  Annexes,  Schedules  and  Certificates.
The Exhibits, Annexes, Schedules and certificates identified in this Agreement are incorporated herein by reference and made a part hereof.

(m) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 12(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(n) Submission to Jurisdiction. Each of the Parties submits to the exclusive jurisdiction of any state or federal court sitting in Miami-Dade County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11(f) above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

        In any action or proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other party to the action or proceeding.

(o) WAIVER OF JURY TRIAL AND CONSEQUENTIAL DAMAGES. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHTS THAT THEY MAY HAVE TO CLAIM OR RECEIVE INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                         [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                            nSTOR TECHNOLOGIES, INC.

                                            By: /s/ Jack Jaiven
                                            ------------------------
                                            Name: Jack Jaiven
                                            Title: Vice President


                                            STONEHOUSE TECHNOLOGIES, INC.

                                            By: /s/ John E. Gates
                                            -----------------------------
                                            Name:
                                            Title:


                                            PACIFIC TECHNOLOGY GROUP, INC.

                                            By: /s/ John E. Gates
                                            ------------------------------
                                            Name:
                                            Title:


                                            PACIFIC USA HOLDINGS CORP.

                                            By: /s/ Michael McCraw
                                            --------------------------
                                            Name: Michael McCraw
                                            Title: President

                                     ANNEX I

                           Buyer Financial Statements

                                    ANNEX II

                          Company Financial Statements

                                    EXHIBIT A

                           Certificate of Designation

                                    EXHIBIT B

                         Buyer's Secretary's Certificate

                                    EXHIBIT C

                               Marketing Agreement

                                    EXHIBIT D

                               Sublease Agreement

                                    EXHIBIT E

                             Stockholders' Agreement

                                    EXHIBIT F

                           Gates Employment Agreement

                                    EXHIBIT G

                          Registration Rights Agreement

                                    EXHIBIT H

                                Irrevocable Proxy

                                    EXHIBIT I

                    Halco Investments, L.C. Convertible Note

                                    EXHIBIT J

                                Adaptec Contract

                                    EXHIBIT K

                       Working Capital Assurance Agreement

                                    EXHIBIT L

            Company, Parent and Shareholder Secretary's Certificates

                                    EXHIBIT M

                                     Release

                                    EXHIBIT N

                              Sublicense Agreement

                                TABLE OF CONTENTS

STOCK PURCHASE AGREEMENT.......................................................1

1.   Definitions...............................................................1
2.   Purchase and Sale Transaction.............................................8
     (a)  Basic Transaction....................................................8
     (b)  Consideration........................................................8
     (c)  Earn-Out Consideration...............................................8
     (d)  The Closing..........................................................9
     (e)  Deliveries at Closing................................................9
3.   Representations and Warranties Concerning the Transaction................10
     (a)  Representations and Warranties of Parent, the Shareholder and the
          Company.............................................................10
     (i)    Organization; Authorization of Transaction........................10
     (ii)   Noncontravention..................................................10
     (iii)  Investment........................................................11
     (iv)   Company Stock.....................................................11
     (v)    Disclosure........................................................11
     (b)    Representations and Warranties of Buyer...........................11
     (i)    Organization; Authorization of Transaction........................11
     (ii)   Noncontravention..................................................12
     (iii)  Brokers' Fees.....................................................12
     (iv)   Capitalization of Buyer...........................................12
     (v)    Title to Assets...................................................13
     (vi)   Subsidiaries; Ownership Interests.................................13
     (vii)  Buyer Financial Statements........................................13
     (viii) Events Subsequent to Buyer Most Recent Fiscal Period End..........14
     (ix)   Undisclosed Liabilities...........................................14
     (x)    Legal Compliance..................................................14
     (xi)   Tax Matters.......................................................14
     (xii)  Real Property.....................................................14
     (xiii) Intellectual Property.............................................14
     (xiv)  Insurance.........................................................15
     (xv)   Litigation........................................................15
     (xvi)  Guaranties........................................................15
     (xvii) Environmental, Health, and Safety Matters.........................15
     (xviii)Distributors......................................................15
     (xix)  Certain Business Relationships with Buyer.........................15
     (xx)   Absence of Certain Business Practices.............................16
     (xxi)  Bulk Sales........................................................16
     (xxii) Disclosure........................................................16
     (xxiii)SEC Documents.....................................................16
     (xxiv) Investment........................................................16
     (xxv)  Issuance of Buyer Securities......................................17

4.   Representations and Warranties Concerning the Company....................17
     (a)  Organization, Qualification, and Corporate Power....................17
     (b)  Capitalization......................................................18
     (c)  Noncontravention....................................................18
     (d)  Brokers' Fees.......................................................18
     (e)  Title to Assets.....................................................18
     (f)  Subsidiaries; Ownership Interests...................................19
     (g)  Financial Statements................................................19
     (h)  Events Subsequent to Company Most Recent Fiscal Period End..........19
     (i)  Undisclosed Liabilities.............................................22
     (j)  Legal Compliance....................................................22
     (k)  Tax Matters.........................................................22
     (l)  Real Property.......................................................24
     (m)  Intellectual Property...............................................25
     (n)  Inventory...........................................................26
     (o)  Contracts...........................................................26
     (p)  Notes and Accounts Receivable.......................................27
     (q)  Powers of Attorney..................................................27
     (r)  Insurance...........................................................27
     (s)  Litigation..........................................................27
     (t)  Governmental Authorizations.........................................28
     (u)  Commitments and Warranties..........................................28
     (v)  Liability for Services Performed....................................28
     (w)  Personnel...........................................................28
     (x)  Employees...........................................................28
     (y)  Employee Benefits...................................................29
     (z)  Guaranties..........................................................31
     (aa) Environmental, Health, and Safety Matters...........................31
     (bb) Certain Business Relationships with the Company.....................31
     (cc) Absence of Certain Business Practices...............................31
     (dd) Customers...........................................................32
     (ee) List of Accounts....................................................32
     (ff) Bulk Sales..........................................................32
     (gg) Disclosure..........................................................32
5.   Deliveries of Buyer at Closing...........................................32
6.   Deliveries of Parent and the Shareholder at Closing......................34
7.   Post-Closing Covenants...................................................35
     (a)  General.............................................................35
     (b)  Litigation Support..................................................35
     (c)  Transition..........................................................35
     (d)  Independent Accountants.............................................35
     (e)  Securities Act and Securities Exchange Act Filings..................36
     (f)  Tax Matters.........................................................36
     (g)  Buyer Stock Option Plan.............................................36

     (h)  Audited Financial Statements........................................36
     (i)  Stockholders' Meeting...............................................36
     (j)  Confidential Information; Nonsolicitation; Noncompetition...........36
     (k)  Operation of the Company............................................38
     (l)  Employee Benefits...................................................38
     (m)  AMEX Listing Application; AMEX Listing..............................38
     (n)  New Product Introduction............................................39
     (o)  Commercial Guaranty.................................................39
     (p)  Certain Additional Covenants of Parent..............................39
     (q)  Sublease............................................................41
8.   Remedies for Breaches of this Agreement..................................41
     (a)  Survival of Representations and Warranties..........................41
     (b)  Indemnification Provisions for Benefit of Buyer.....................41
     (c)  Indemnification Provisions for Benefit of Parent and the
          Shareholder.........................................................43
     (d)  Matters Involving Third Parties.....................................43
     (e)  Reduction for Insurance Proceeds....................................44
     (f)  Limitations on Indemnification......................................44
     (g)  Other Indemnification Provisions....................................45
9.   [Intentionally Left Blank]...............................................45
10.   Tax Matters.............................................................45
     (a)  Tax Periods Ending on or Before the Closing Date....................46
     (b)  Tax Periods Beginning Before and Ending After the Closing Date......46
     (c)  Cooperation on Tax Matters..........................................46
     (d)  Certain Taxes.......................................................47
     (e)  Section 338(h)(10) Election.........................................47
11.   Miscellaneous...........................................................47
     (a)  No Third-Party Beneficiaries........................................47
     (b)  Entire Agreement....................................................48
     (c)  Succession and Assignment...........................................48
     (d)  Counterparts........................................................48
     (e)  Headings............................................................48
     (f)  Notices.............................................................48
     (g)  Governing Law.......................................................49
     (h)  Amendments and Waivers..............................................49
     (i)  Severability........................................................49
     (j)  Expenses............................................................49
     (k)  Construction........................................................49
     (l)  Incorporation of Exhibits, Annexes, Schedules and Certificates......50
     (m)  Specific Performance................................................50
     (n)  Submission to Jurisdiction..........................................50
     (o)  WAIVER OF JURY TRIAL AND CONSEQUENTIAL DAMAGES......................50
ANNEX I        Buyer Financial Statement......................................50
ANEX II        Financial Statements...........................................51
EXHIBIT A      Certification of Designation...................................52

EXHIBIT B      Buyer's Secretary's Certificate................................57
EXHIBIT C      Marketing Agreement............................................58
EXHIBIT D      Lease Agreement................................................59
EXHIBIT E      Stockholders' Agreement........................................60
EXHIBIT F      Gates Employment Agreement.....................................61
EXHIBIT G      Registration Rights Agreement..................................62
EXHIBIT H      Irrevocable Proxy..............................................63
EXHIBIT I      Halperin Convertible Note......................................64
EXHIBIT J      Adaptec Contract...............................................65
EXHIBIT K      Working Capital Assurance Agreement............................66
EXHIBIT L      Parent and Shareholder Secretary's Certificates................67
EXHIBIT M      Release........................................................68
EXHIBIT N      Sublicense Agreement...........................................69